EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Nasdaq: NSIT
Insight Enterprises, Inc. Enters Into Definitive Agreement
To Acquire Software Spectrum –
Accelerating Expansion of Technology Solutions Capabilities
Tempe, Arizona – Thursday, July 20, 2006 — Insight Enterprises, Inc. (NASDAQ: NSIT) (“Insight ” or the “Company”) today announced that it has entered into a definitive agreement to acquire Software Spectrum, Inc. (“Software Spectrum”), a global technology solutions provider and wholly-owned subsidiary of Level 3 Communications (NASDAQ: LVLT). Under the terms of the agreement, Insight will acquire Software Spectrum for a cash purchase price of $287.0 million. The purchase price is subject to a working capital adjustment. The acquisition has been approved by the boards of directors of both companies, but is subject to customary closing conditions, including antitrust approvals. We expect the acquisition to close during the third quarter of this year. We also expect the acquisition to be accretive to 2006 diluted earnings per share (“EPS”) and to at least offset any reduction in EPS due to the sale of our wholly-owned subsidiary, Direct Alliance Corporation, on June 30, 2006. This acquisition will be a strong accelerator of Insight’s evolution to a broad-based technology solutions advisor and provider. As a result of the acquisition, Insight will have significantly enhanced capabilities in the sales and service of software, an expanded global presence and deeper penetration of the global enterprise sector.
Founded in 1983 and headquartered in Plano, Texas, Software Spectrum is one of the world’s leading, single source providers of business-to-business IT solutions and services, with particular expertise in the selection, purchase and management of software. Software Spectrum’s net sales and earnings from operations were approximately $1.9 billion and $21.3 million, respectively, for the year ended December 31, 2005. The company delivers value-driven technology solutions across the globe through sales and operations centers in North America, Europe and the Asia-Pacific region. Customers include large, multinational enterprises from the Fortune 500, as well as mid-sized organizations from a wide variety of industries.
This acquisition represents a solid next step in Insight’s evolution to becoming a trusted advisor to our clients on technology solutions to address business needs. Insight has begun leveraging its capabilities to drive services and solutions into the small- and medium- sized business space and to further penetrate the large enterprise sector. We had identified expanded expertise in software as a necessary augmentation of our current value proposition, and Software Spectrum’s expertise in software is a solid complement to Insight’s solutions capabilities. We believe this union creates a combined entity well positioned for above-market sales growth and improved profitability in the future.
This consolidation of two major industry players provides Insight the opportunity to:
•	Reach its strategic vision of providing robust technology solutions that enhance its clients’ business performance;
•	Expand Insight’s global presence in Europe and Asia-Pacific, enabling the Company to provide technology solutions in these projected growth regions;
•	Increase sales by selling hardware and services to existing Software Spectrum clients and expanding sales of software to existing Insight clients;
-MORE-
Insight Enterprises, Inc.               1305 W. Auto Drive               Tempe, Arizona 85284               480-902-1001               FAX 480-350-1141

Insight Acquisition of Software Spectrum
July 20, 2006
•	Become the primary, trusted source of information technology products and services for businesses, including enterprise, small-to-medium and public sectors;
•	Leverage Insight’s capabilities to deliver custom IT solutions, including complex systems integration and total project management, to the global market;
•	Realize cost savings through economies of scale and operational synergies; and
•	Add to the experience and depth of Insight’s senior management team.
“We are extremely excited about the acquisition of Software Spectrum,” said Rich Fennessy, CEO of Insight Enterprises, Inc. “Combining the software expertise of Software Spectrum with Insight’s expertise in hardware and services completes and solidifies our value proposition as a trusted advisor of business solutions to our clients.”
Fennessy continued, “With this more robust offering, we are prepared to execute Insight’s global vision by penetrating deeper into global markets where Software Spectrum already has an established footprint. The combined enterprise will be well-equipped to respond to the dynamic market, and is well-positioned to become the leading provider of IT solutions to businesses around the globe. We believe the combination of these two successful companies will create exciting opportunities for our teammates, clients and partners as well as for the stockholders of Insight.”
“We are looking forward to joining forces with Insight,” said Keith Coogan, CEO of Software Spectrum. “Both companies share a similar, client-centered culture. Software Spectrum’s client base and our capabilities in software are a strong addition to Insight’s hardware and services competencies.”
Conference Call and Webcast
We will host a conference call and live webcast today at 5:00 p.m. EDT to discuss the acquisition of Software Spectrum. A live webcast of the conference call (in listen-in-only mode) will be available on our corporate website at www.insight.com and a replay of the webcast will be available on our corporate website for a limited time.
Forward-Looking Information
Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include: projections of matters that affect net sales, earnings from operations, plans for future operations; the availability of financing and our needs or plans relating thereto; plans relating to our products and services; benefits and expenses relating to integration activities; statements of belief; and statements of assumptions underlying any of the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statement. Some of the important factors that could cause our actual results to differ materially from those projected in any forward-looking statements include, but are not limited to, the following:
•	our integration and operation of acquired businesses;
•	changes in the information technology industry and/or the economic environment;
•	our reliance on suppliers for product availability, marketing funds, purchasing incentives and competitive products to sell;
•	disruptions in our information technology and voice and data networks;
•	actions of our competitors, including manufacturers of products we sell;
•	failure to comply with the terms and conditions of public sector contracts;
-MORE-
Insight Enterprises, Inc.               1305 W. Auto Drive               Tempe, Arizona 85284               480-902-1001               FAX 480-350-1141

Insight Acquisition of Software Spectrum
July 20, 2006
•	the risks associated with international operations;
•	our dependence on key personnel;
•	rapid changes in product standards;
•	our ability to renew or replace short-term financing facilities;
•	intellectual property infringement claims; and
•	risks that are otherwise described from time to time in our Securities and Exchange Commission reports, including but not limited to the items discussed in “Factors That Could Affect Future Results” set forth in “Risk Factors” in Item 1A of our Annual Report on Form 10-Q for the quarter ended March 31, 2006 as filed with the Securities and Exchange Commission.
We assume no obligation to update, and do not intend to update, any forward-looking statements.
About Insight Enterprises, Inc.
Insight Enterprises, Inc. is a leading provider of information technology (“IT”) products and services to businesses in the United States, Canada and the United Kingdom. The Company has approximately 3,200 teammates worldwide and generated sales of $3.2 billion for its most recent fiscal year, which ended December 31, 2005. Insight Enterprises, Inc. is ranked number 552 on Fortune Magazine’s 2005 ‘Fortune 1000’ list. For more information about Insight Enterprises, Inc., call (480) 902-1001 in the United States or visit www.insight.com.
Investor Inquiries:
Stanley Laybourne
Chief Financial Officer,
Secretary and Treasurer
Tel. 480-350-1142
Email slaybour@insight.com
Karen McGinnis
Senior VP Finance
Tel. 480-333-3074
Email kmcginni@insight.com
Media Inquiries:
Catherine Eckstein
Chief Marketing Officer
Tel. 480-333-3112
Email ceckstei@insight.com
###
Insight Enterprises, Inc.          1305 W. Auto Drive               Tempe, Arizona 85284               480-902-1001               FAX 480-350-1141